For Release: May 8, 2014
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the first quarter 2014
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2014 earnings, dated May 8, 2014, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP student loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives to consolidate existing FFELP loans to the Federal Direct Loan Program, risks related to the expected reduction in government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, risks related to the availability of government funds and actual extension of the Company's loan servicing contract with the Department, which accounted for 23 percent of the Company's fee-based revenue in 2013, for an additional five years, and the Company's ability to maintain or increase volumes under that contract, and the Company's ability to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(unaudited)

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Interest income:
Loan interest	$156,896	165,865	155,539
Investment interest	1,979	2,006	1,617
Total interest income	158,875	167,871	157,156
Interest expense:
Interest on bonds and notes payable	60,004	59,135	58,358
Net interest income	98,871	108,736	98,798
Less provision for loan losses	2,500	3,500	5,000
Net interest income after provision for loan losses	96,371	105,236	93,798
Other income (expense):
Loan and guaranty servicing revenue	64,757	63,167	55,601
Tuition payment processing and campus commerce revenue	25,235	18,988	23,411
Enrollment services revenue	22,011	21,735	28,957
Other income	18,131	15,981	9,416
Gain on sale of loans and debt repurchases	39	799	1,407
Derivative settlements, net	(6,229)	(6,407)	(8,184)
Derivative market value and foreign currency adjustments, net	1,964	752	9,256
Total other income	125,908	115,015	119,864
Operating expenses:
Salaries and benefits	52,484	52,120	47,905
Cost to provide enrollment services	14,475	13,864	19,642
Depreciation and amortization	4,783	5,274	4,377
Other	35,627	40,349	34,941
Total operating expenses	107,369	111,607	106,865
Income before income taxes	114,910	108,644	106,797
Income tax expense	40,611	37,556	38,447
Net income	74,299	71,088	68,350
Net income attributable to noncontrolling interest	513	568	271
Net income attributable to Nelnet, Inc.	$73,786	70,520	68,079
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.59	1.52	1.46
Weighted average common shares outstanding - basic and diluted	46,527,917	46,502,028	46,658,031

Condensed Consolidated Balance Sheets
(unaudited)

	As of	As of	As of
	March 31, 2014	December 31, 2013	March 31, 2013
Assets:
Student loans receivable, net	$25,607,143	25,907,589	24,885,316
Cash, cash equivalents, and investments	273,303	255,307	209,564
Restricted cash and investments	886,358	902,699	862,212
Goodwill and intangible assets, net	126,207	123,250	125,674
Other assets	593,996	582,004	562,458
Total assets	$27,487,007	27,770,849	26,645,224
Liabilities:
Bonds and notes payable	$25,589,287	25,955,289	25,125,177
Other liabilities	384,046	371,570	293,643
Total liabilities	25,973,333	26,326,859	25,418,820
Equity:
Total Nelnet, Inc. shareholders' equity	1,512,919	1,443,662	1,226,123
Noncontrolling interest	755	328	281
Total equity	1,513,674	1,443,990	1,226,404
Total liabilities and equity	$27,487,007	27,770,849	26,645,224

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: asset management and finance, loan servicing, payment processing, and enrollment services (education planning). These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net income attributable to Nelnet, Inc.	$73,786	70,520	68,079
Derivative market value and foreign currency adjustments, net of tax	(1,218)	(466)	(5,738)
Net income, excluding derivative market value and foreign currency adjustments (a)	$72,568	70,054	62,341

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.59	1.52	1.46
Derivative market value and foreign currency adjustments, net of tax	(0.03)	(0.01)	(0.12)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.56	1.51	1.34

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The increase in earnings in the three months ended Mach 31, 2014 period compared to the same period in 2013 was due to an increase in net income from the Company's Student Loan and Guaranty Servicing operating segment, an increase in income from providing investment advisory services, and an increase in gains from investment activities.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of March 31, 2014, the Company had a $25.6 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow. In April 2014, the Company purchased $3.6 billion of FFELP student loans and related assets.  As of April 30, 2014, subsequent to the closing of this transaction, the Company's student loan portfolio was over $29 billion.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

The information below provides the operating results for each reportable operating segment for the three months ended March 31, 2014 and 2013 (dollars in millions).

(a)	Revenue includes intersegment revenue of $14.2 million and $15.0 million for the three months ended March 31, 2014 and 2013, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $3.5 million and $5.3 million for the three months ended March 31, 2014 and 2013, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $2.2 million and $3.3 million for the three months ended March 31, 2014 and 2013, respectively.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•	As of March 31, 2014, the Company was servicing $147.9 billion in FFELP, private, and government owned student loans, as compared with $112.8 billion of loans as of March 31, 2013.

•
Revenue increased in the three months ended March 31, 2014 compared to the same period in 2013 due to growth in servicing volume under the Company's contract with the Department, offset partially by a decrease in traditional FFELP servicing revenue. Revenue from the Department servicing contract increased to $29.9 million for the three months ended March 31, 2014, compared to $20.3 million for the same period in 2013. As of March 31, 2014, the Company was servicing $120.6 billion of loans for 5.4 million borrowers under this contract.

•
Before tax operating margin was 28.5% in the three months ended March 31, 2014. Excluding the settlement of a billing dispute related to a prior period which increased revenue by $2.2 million, the before tax operating margin in this segment was 25.7% during the first quarter of 2014, as compared to 26.9% in the same period of 2013. Operating margin in this segment will continue to decrease as loans serviced under the Department servicing contract increases as a percentage of overall volume serviced.

•
Recent federal budget provisions to become effective July 1, 2014 will reduce payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP. Rehabilitation collection revenue recognized by the Company for the three months ended March 31, 2014 and 2013 was $13.4 million and $12.1 million, respectively. The Company anticipates this revenue will be negatively impacted as a result of these federal budget provisions.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the three months ended March 31, 2014 compared to the same period in 2013 due to increases in the number of managed tuition payment plans, campus commerce customer transaction volume, and new school customers.

•
Before tax operating margin decreased in the three months ended March 31, 2014 compared to the same period in 2013, due to an increase in expenses associated with continued system maintenance and enhancements.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Enrollment Services

•
Revenue decreased in the three months ended March 31, 2014 compared to the same period in 2013 due to a decrease in inquiry management and generation revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts.

•	The Company continues to focus on improving the profitability of this segment by reducing operating expenses in reaction to the ongoing decline in revenue and gross margin.

Asset Generation and Management

•
The Company acquired $387.3 million of student loans during the first three months of 2014. The average loan portfolio balance for the three months ended March 31, 2014 and 2013 was $25.9 billion and $24.8 billion, respectively.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.17 billion as of March 31, 2014.

•
Core student loan spread decreased to 1.44% for the three months ended March 31, 2014, compared to 1.56% and 1.50% for the three months ended December 31, 2013 and March 31, 2013, respectively. This decrease was the result of recent consolidation loan acquisitions, which have lower margins but longer terms.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended March 31, 2014 and 2013, the Company earned $37.8 million and $35.7 million, respectively, of fixed rate floor income (net of $7.0 million and $8.3 million of derivative settlements, respectively, used to hedge such loans).

Corporate Activities

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $5.2 million and $2.8 million for the three months ended March 31, 2014 and 2013, respectively. These amounts include performance fees earned from the sale of managed securities. As of March 31, 2014, WRCM was managing an investment portfolio of $752.5 million for third-party entities.

•	The Company had $7.2 million in gains on investments during the three months ended March 31, 2014, compared to $1.2 million for the same period in 2013.

Subsequent Event

•
In April 2014, the Company purchased a total of $3.6 billion of FFELP student loans and related assets. The transaction included the purchase of residual interests in a total of $2.6 billion of securitized student loans and related assets under a stock purchase agreement, and the purchase of a total of approximately $950 million of unsecuritized student loans under three separate loan sale agreements. The aggregate cash purchase price for the assets acquired under the stock purchase agreement and the cash amount paid over the par value of the student loan portfolio and related accrued interest under the loan sale agreements was $139 million, and was funded from the Company’s operating cash and unsecured line of credit. All acquired student loan assets and related debt will be included in the Company’s consolidated financial statements.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2013 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of WRCM, the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activities and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2014
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$11	—	—	11	157,003	2,658	(797)	158,875
Interest expense	—	—	—	—	59,476	1,325	(797)	60,004
Net interest income	11	—	—	11	97,527	1,333	—	98,871
Less provision for loan losses	—	—	—	—	2,500	—	—	2,500
Net interest income after provision for loan losses	11	—	—	11	95,027	1,333	—	96,371
Other income (expense):
Loan and guaranty servicing revenue	64,757	—	—	64,757	—	—	—	64,757
Intersegment servicing revenue	14,221	—	—	14,221	—	—	(14,221)	—
Tuition payment processing and campus commerce revenue	—	25,235	—	25,235	—	—	—	25,235
Enrollment services revenue	—	—	22,011	22,011	—	—	—	22,011
Other income	—	—	—	—	4,164	13,967	—	18,131
Gain on sale of loans and debt repurchases	—	—	—	—	39	—	—	39
Derivative market value and foreign currency adjustments, net	—	—	—	—	3,477	(1,513)	—	1,964
Derivative settlements, net	—	—	—	—	(5,977)	(252)	—	(6,229)
Total other income (expense)	78,978	25,235	22,011	126,224	1,703	12,202	(14,221)	125,908
Operating expenses:
Salaries and benefits	32,307	10,027	4,380	46,714	609	5,161	—	52,484
Cost to provide enrollment services	—	—	14,475	14,475	—	—	—	14,475
Depreciation and amortization	2,789	1,428	47	4,264	—	519	—	4,783
Other	18,452	2,647	1,449	22,548	7,146	5,933	—	35,627
Intersegment expenses, net	1,083	1,420	1,006	3,509	14,371	(3,659)	(14,221)	—
Total operating expenses	54,631	15,522	21,357	91,510	22,126	7,954	(14,221)	107,369
Income before income taxes and corporate overhead allocation	24,358	9,713	654	34,725	74,604	5,581	—	114,910
Corporate overhead allocation	(1,860)	(620)	(620)	(3,100)	(1,329)	4,429	—	—
Income before income taxes	22,498	9,093	34	31,625	73,275	10,010	—	114,910
Income tax expense	(8,549)	(3,455)	(13)	(12,017)	(27,844)	(750)	—	(40,611)
Net income	13,949	5,638	21	19,608	45,431	9,260	—	74,299
Net income attributable to noncontrolling interest	—	—	—	—	—	513	—	513
Net income attributable to Nelnet, Inc.	$13,949	5,638	21	19,608	45,431	8,747	—	73,786

	Three months ended December 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$11	—	—	11	165,982	2,725	(847)	167,871
Interest expense	—	—	—	—	59,031	951	(847)	59,135
Net interest income	11	—	—	11	106,951	1,774	—	108,736
Less provision for loan losses	—	—	—	—	3,500	—	—	3,500
Net interest income after provision for loan losses	11	—	—	11	103,451	1,774	—	105,236
Other income (expense):
Loan and guaranty servicing revenue	63,167	—	—	63,167	—	—	—	63,167
Intersegment servicing revenue	14,369	—	—	14,369	—	—	(14,369)	—
Tuition payment processing and campus commerce revenue	—	18,988	—	18,988	—	—	—	18,988
Enrollment services revenue	—	—	21,735	21,735	—	—	—	21,735
Other income	—	—	—	—	4,016	13,108	(1,143)	15,981
Gain on sale of loans and debt repurchases	—	—	—	—	104	695	—	799
Derivative market value and foreign currency adjustments	—	—	—	—	(6,150)	(257)	—	(6,407)
Derivative settlements, net	—	—	—	—	(455)	1,207	—	752
Total other income (expense)	77,536	18,988	21,735	118,259	(2,485)	14,753	(15,512)	115,015
Operating expenses:
Salaries and benefits	32,838	9,560	4,229	46,627	583	4,910	—	52,120
Cost to provide enrollment services	—	—	13,864	13,864	—	—	—	13,864
Depreciation and amortization	3,222	1,131	53	4,406	—	868	—	5,274
Other	22,943	2,760	1,634	27,337	7,570	6,585	(1,143)	40,349
Intersegment expenses, net	1,116	1,639	1,170	3,925	14,617	(4,173)	(14,369)	—
Total operating expenses	60,119	15,090	20,950	96,159	22,770	8,190	(15,512)	111,607
Income before income taxes and corporate overhead allocation	17,428	3,898	785	22,111	78,196	8,337	—	108,644
Corporate overhead allocation	(1,818)	(514)	(500)	(2,832)	(801)	3,633	—	—
Income before income taxes	15,610	3,384	285	19,279	77,395	11,970	—	108,644
Income tax expense	(5,932)	(1,286)	(108)	(7,326)	(29,410)	(820)	—	(37,556)
Net income	9,678	2,098	177	11,953	47,985	11,150	—	71,088
Net income attributable to noncontrolling interest	—	—	—	—	—	568	—	568
Net income attributable to Nelnet, Inc.	$9,678	2,098	177	11,953	47,985	10,582	—	70,520

	Three months ended March 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$10	—	—	10	155,654	2,311	(819)	157,156
Interest expense	—	—	—	—	57,482	1,695	(819)	58,358
Net interest income	10	—	—	10	98,172	616	—	98,798
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income after provision for loan losses	10	—	—	10	93,172	616	—	93,798
Other income (expense):
Loan and guaranty servicing revenue	55,601	—	—	55,601	—	—	—	55,601
Intersegment servicing revenue	14,953	—	—	14,953	—	—	(14,953)	—
Tuition payment processing and campus commerce revenue	—	23,411	—	23,411	—	—	—	23,411
Enrollment services revenue	—	—	28,957	28,957	—	—	—	28,957
Other income	—	—	—	—	4,196	5,220	—	9,416
Gain on sale of loans and debt repurchases	—	—	—	—	1,407	—	—	1,407
Derivative market value and foreign currency adjustments, net	—	—	—	—	5,275	3,981	—	9,256
Derivative settlements, net	—	—	—	—	(7,539)	(645)	—	(8,184)
Total other income (expense)	70,554	23,411	28,957	122,922	3,339	8,556	(14,953)	119,864
Operating expenses:
Salaries and benefits	28,444	9,359	5,767	43,570	562	3,773	—	47,905
Cost to provide enrollment services	—	—	19,642	19,642	—	—	—	19,642
Depreciation and amortization	2,789	1,138	61	3,988	—	389	—	4,377
Other	18,390	2,287	1,651	22,328	7,513	5,100	—	34,941
Intersegment expenses, net	935	1,425	1,149	3,509	15,142	(3,698)	(14,953)	—
Total operating expenses	50,558	14,209	28,270	93,037	23,217	5,564	(14,953)	106,865
Income before income taxes and corporate overhead allocation	20,006	9,202	687	29,895	73,294	3,608	—	106,797
Corporate overhead allocation	(997)	(332)	(332)	(1,661)	(712)	2,373	—	—
Income before income taxes	19,009	8,870	355	28,234	72,582	5,981	—	106,797
Income tax expense	(7,223)	(3,371)	(135)	(10,729)	(27,581)	(137)	—	(38,447)
Net income	11,786	5,499	220	17,505	45,001	5,844	—	68,350
Net income attributable to noncontrolling interest	—	—	—	—	—	271	—	271
Net income attributable to Nelnet, Inc.	$11,786	5,499	220	17,505	45,001	5,573	—	68,079

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Variable student loan interest margin, net of settlements on derivatives	$54,396	62,683	55,621
Fixed rate floor income, net of settlements on derivatives	37,844	38,849	35,716
Investment interest	1,979	2,006	1,617
Non-portfolio related derivative settlements	(252)	(258)	(645)
Corporate debt interest expense	(1,325)	(951)	(1,695)
Net interest income (net of settlements on derivatives)	$92,642	102,329	90,614

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,727	$22,650	$21,237	$20,820	$20,629	$20,715	$21,397	$21,192
% of total	38.6%	29.8%	21.8%	18.5%	17.7%	15.3%	15.5%	14.3%
Number of servicing borrowers:
Government servicing:	2,804,502	3,036,534	3,892,929	4,261,637	4,396,341	5,145,901	5,305,498	5,438,933
FFELP servicing:	1,912,748	1,799,484	1,626,146	1,586,312	1,529,203	1,507,452	1,462,122	1,426,435
Private servicing:	155,947	164,554	173,948	170,224	173,588	178,935	195,580	191,606
Total:	4,873,197	5,000,572	5,693,023	6,018,173	6,099,132	6,832,288	6,963,200	7,056,974

Number of remote hosted borrowers:	545,456	9,566,296	6,912,204	5,001,695	3,218,896	1,986,866	1,915,203	1,796,287

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Borrower late fee income	$3,673	3,021	3,505
Investment advisory fees	5,220	5,907	2,830
Investment gains, net	7,210	3,944	1,154
Other	2,028	3,109	1,927
Other income	$18,131	15,981	9,416

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
1:3 basis swaps	$881	827	911
Interest rate swaps - floor income hedges	(6,950)	(7,006)	(8,304)
Interest rate swaps - hybrid debt hedges	(252)	(256)	(645)
Cross-currency interest rate swaps	92	28	(146)
Total settlements - expense	$(6,229)	(6,407)	(8,184)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Change in fair value of derivatives - income (expense)	$2,916	10,135	(19,507)
Foreign currency transaction adjustment - income (expense)	(952)	(9,383)	28,763
Derivative market value and foreign currency adjustments - income (expense)	$1,964	752	9,256

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	March 31, 2014	December 31, 2013	March 31, 2013
Federally insured loans
Stafford and other	$6,606,814	6,686,626	7,145,693
Consolidation	19,138,841	19,363,577	17,852,598
Total	25,745,655	26,050,203	24,998,291
Non-federally insured loans	68,540	71,103	32,306
	25,814,195	26,121,306	25,030,597
Loan discount, net of unamortized loan premiums and deferred origination costs	(152,424)	(158,595)	(95,872)
Allowance for loan losses – federally insured loans	(42,909)	(43,440)	(37,913)
Allowance for loan losses – non-federally insured loans	(11,719)	(11,682)	(11,496)
	$25,607,143	25,907,589	24,885,316

Loan Activity

The following table sets forth the activity of loans:

	Three months ended March 31,
	2014	2013
Beginning balance	$26,121,306	24,995,880
Loan acquisitions	387,258	743,766
Repayments, claims, capitalized interest, participations, and other	(548,705)	(554,250)
Consolidation loans lost to external parties	(145,664)	(143,151)
Loans sold	—	(11,648)
Ending balance	$25,814,195	25,030,597

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Variable student loan yield, gross	2.50%	2.58%	2.57%
Consolidation rebate fees	(0.80)	(0.78)	(0.77)
Discount accretion, net of premium and deferred origination costs amortization	0.05	0.05	0.03
Variable student loan yield, net	1.75	1.85	1.83
Student loan cost of funds - interest expense	(0.92)	(0.90)	(0.93)
Student loan cost of funds - derivative settlements	0.02	0.01	0.01
Variable student loan spread	0.85	0.96	0.91
Fixed rate floor income, net of settlements on derivatives	0.59	0.60	0.59
Core student loan spread	1.44%	1.56%	1.50%

Average balance of student loans	$25,915,053	25,770,607	24,781,426
Average balance of debt outstanding	25,826,656	25,687,958	24,823,397

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased during the three months ended March 31, 2014 as a result of recent consolidation loan acquisitions, which have lower margins but longer terms.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Fixed rate floor income, gross	$44,794	45,854	44,020
Derivative settlements (a)	(6,950)	(7,006)	(8,304)
Fixed rate floor income, net	$37,844	38,848	35,716
Fixed rate floor income contribution to spread, net	0.59%	0.60%	0.59%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of March 31, 2014:

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

< 3.0%	2.87%	0.23%	$1,726,929
3.0 - 3.49%	3.20%	0.56%	2,074,849
3.5 - 3.99%	3.65%	1.01%	1,897,192
4.0 - 4.49%	4.20%	1.56%	1,430,798
4.5 - 4.99%	4.72%	2.08%	836,949
5.0 - 5.49%	5.24%	2.60%	573,901
5.5 - 5.99%	5.67%	3.03%	345,903
6.0 - 6.49%	6.18%	3.54%	400,247
6.5 - 6.99%	6.70%	4.06%	365,058
7.0 - 7.49%	7.17%	4.53%	151,669
7.5 - 7.99%	7.71%	5.07%	257,631
8.0 - 8.99%	8.17%	5.53%	608,080
> 9.0%	9.04%	6.40%	294,733
			$10,963,939

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2014, the weighted average estimated variable conversion rate was 1.84% and the short-term interest rate was 16 basis points.

The following table summarizes the outstanding derivative instruments as of March 31, 2014 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2014	$1,750,000	0.71%
2015	1,100,000	0.89
2016	750,000	0.85
2017	1,250,000	0.86
	$4,850,000	0.81%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.